UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023

NUVVE HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01. Other Events.

On October 18, 2023, Nuvve Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the sole book-running manager and underwriter (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 7,142,857 shares of common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $0.14 per share of Common Stock (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 1,071,429 additional shares of Common Stock at the Offering Price, less underwriting discounts and commissions (the “Over-Allotment Option”). On October 19, 2023, the Underwriter partially exercised the Over-Allotment Option, electing to purchase an additional 797,243 shares of Common Stock.

The Company expects to receive approximately $843,000 thousand in net proceeds from the Offering (including from the partial exercise of the Over-Allotment Option), after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company, assuming no further exercise by the Underwriter of the Over-Allotment Option, or approximately $878,000 thousand if the Underwriter exercises the remaining Over-Allotment Option in full. The shares of Common Stock are expected to be delivered to the Underwriter on or about October 20, 2023, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a shelf registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) (Registration No. 333-264462), a base prospectus, dated May 5, 2022, included as part of the registration statement, and a prospectus supplement, dated October 18, 2023.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriter with customary indemnification rights under the Underwriting Agreement. The Company’s executive officers and directors have also agreed, subject to certain exceptions, not to sell or transfer any securities of the Company for a period of 60 days following the date of the final prospectus supplement without the approval of the Underwriter.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, the copy of the Underwriting Agreement that is filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the legal opinion and consent of Baker & Hostetler LLP relating to the shares of Common Stock is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 18, 2023, by and between Nuvve Holding Corp. and Aegis Capital Corp., as the underwriter.
5.1	Legal Opinion of Baker & Hostetler LLP
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2023

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

2